Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-1) and related Prospectus of OptiNose, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated March 13, 2018, with respect to the consolidated financial statements of OptiNose, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania June 4, 2018